EXHIBIT 10.46

AMENDMENT NO. 4
TO
MANAGEMENT AGREEMENT

W I T N E S S E T H:

THIS AMENDMENT NO. 4 is made this 16 day of February, 2001, by and between SCOTT TECHNOLOGIES, INC., a Delaware corporation (hereinafter referred to as the "Company") and Robert P. Collins, an executive employee of the Company (hereinafter referred to as the "Executive"):

W I T N E S S E T H:

WHEREAS, the Company and the Executive have previously entered into a Management Agreement (hereinafter referred to as the "Agreement"); and

WHEREAS, the Company and the Executive have also entered into three (3) amendments to the Agreement; and

WHEREAS, the Company and the Executive desire to further amend the Agreement in order to provide for a cash-out of certain stock options;

NOW, THEREFORE, the Company and the Executive hereby amend Section 4 of the Agreement, effective as of the date hereof, by the addition at the end thereof of a new Section 4.8 to read as follows:

"4.8 Cash-Out of Stock Options. The Executive hereby agrees that, if all his stock options are vested upon a Sale as defined below, he will accept, in cancellation of all his stock options, a cash payment equal to the fair market value, determined on a reasonable basis, of the aggregate consideration per Share of Common Stock to be paid in the Sale times the number of Shares of Common Stock subject to his stock options, less the aggregate exercise price therefor and any applicable withholdings. Such cash payment shall be in complete satisfaction of all equity rights of the Executive relative to any Company stock options held by the Executive. For purposes of this Section 4.10, 'Sale' shall mean a sale on or before December 31, 2001 of all or substantially all of the assets of the Company or a transaction in which any person or entity (or group of persons or entities) acquires beneficial ownership of fifty percent (50%) or more of the outstanding voting securities of the Company, whether by purchase, tender offer, merger or otherwise."

IN WITNESS WHEREOF, the Company, by its duly authorized officers, and the Executive have executed this Amendment No. 4 as of the day and year first above written.

SCOTT TECHNOLOGIES, INC.

("Company")

By

And

Robert P. Collins

("Executive")